CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium-Term Notes, Series A	$66,000,000	$2,593.80

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Pricing Supplement	Filed Pursuant to Rule 424(b)(2)
(To the Prospectus dated August 31, 2007,	Registration No. 333-145845
the Prospectus Supplement dated September 4, 2007
and the Information Supplement dated December 12, 2007)	June 25, 2008

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA/Aa1)‡

•	Issue date: June 30, 2008

•	Initial valuation date: June 25, 2008

•	Final valuation date: June 24, 2009

•	Maturity date: June 29, 2009

•	Final price: Closing price of the linked share on the final valuation date.
•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 3.05%

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Apple Inc.	$177.39	PS-7	AAPL	$4,000,000	12.500%	70.0%	97.500%	$3,900,000	2.500%	$100,000	E-2235	06738RX84/ US06738RX849
American International Group, Inc.	$29.74	PS-9	AIG	$5,000,000	10.250%	60.0%	97.500%	$4,875,000	2.500%	$125,000	E-2236	06738RX92/ US06738RX922
Bank of America Corporation	$26.61	PS-11	BAC	$5,000,000	11.250%	75.0%	97.500%	$4,875,000	2.500%	$125,000	E-2237	06738RY26/ US06738RY268
Barnes & Noble, Inc.	$25.76	PS-13	BKS	$3,500,000	9.250%	70.0%	97.500%	$3,412,500	2.500%	$87,500	E-2238	06738RY34/ US06738RY342
Bristol-Myers Squibb Company	$20.32	PS-15	BMY	$6,000,000	9.600%	80.0%	97.500%	$5,850,000	2.500%	$150,000	E-2239	06738RY42/ US06738RY425
CSX Corporation	$63.23	PS-17	CSX	$5,000,000	11.500%	75.0%	97.500%	$4,875,000	2.500%	$125,000	E-2240	06738RY67/ US06738RY672
The Dow Chemical Company	$36.77	PS-19	DOW	$4,000,000	8.300%	80.0%	97.500%	$3,900,000	2.500%	$100,000	E-2242	06738RY83/ US06738RY839
General Electric Company	$27.99	PS-21	GE	$6,000,000	9.500%	85.0%	97.500%	$5,850,000	2.500%	$150,000	E-2243	06738RY91/ US06738RY912
The Mosaic Company	$145.56	PS-23	MOS	$5,000,000	14.000%	60.0%	97.500%	$4,875,000	2.500%	$125,000	E-2244	06738RZ25/ US06738RZ257
Merck & Co., Inc.	$36.98	PS-25	MRK	$6,000,000	9.000%	80.0%	97.500%	$5,850,000	2.500%	$150,000	E-2245	06738RZ33/ US06738RZ331
Pfizer Inc.	$17.88	PS-27	PFE	$6,000,000	8.750%	80.0%	97.500%	$5,850,000	2.500%	$150,000	E-2247	06738RZ58/ US06738RZ588
Potash Corporation of Saskatchewan Inc.	$221.58	PS-29	POT	$4,500,000	15.750%	70.0%	97.500%	$4,387,500	2.500%	$112,500	E-2248	06738RZ74/ US06738RZ745
Suntech Power Holdings Co., Ltd.	$41.38	PS-31	STP	$6,000,000	20.000%	65.0%	97.500%	$5,850,000	2.500%	$150,000	E-2249	06738RW85/ US06738RW858

*	Annualized Rate

See “Risk Factors” in this pricing supplement and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus, prospectus supplement and the information supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus, prospectus supplement and the information supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus supplement dated September 4, 2007 and prospectus dated August  31, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507194615/d424b3.htm

Information Supplement dated December 12, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507263911/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•

“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the information supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances, the Notes may be outstanding for more than one year, it is possible that the Deposit may not be treated as short-term obligations. In that event, the U.S. federal income tax treatment of the Deposit would be described under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Payments of Interest” in the accompanying prospectus supplement.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “‘40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ‘40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

Apple Inc.

According to publicly available information, Apple Inc. (the “Company”) was incorporated under the laws of the State of California on January 3, 1977. The Company designs, manufactures, and markets personal computers and related software, services, peripherals, and networking solutions. The Company also designs, develops, and markets a line of portable digital music players along with related accessories and services, including the online sale of third-party audio and video products. The Company’s products and services include the Macintosh® line of desktop and portable computers, the Mac OS® X operating system, the iPod® line of portable digital music players, the iTunes Store®, a portfolio of peripherals that support and enhance the Macintosh and iPod product lines, a portfolio of consumer and professional software applications, a variety of other service and support offerings, and the Xserve® and Xserve RAID server and storage products. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh and iPod compatible products including application software, printers, storage devices, speakers, headphones, and various other accessories and supplies through its online and retail stores. The Company sells to education, consumer, creative professional, business, and government customers.

At the end of fiscal 2007, the Company had opened a total of 197 of its own retail stores, including 174 stores in the U.S. and a total of 23 stores in Canada, Japan, U.K. and Italy.

The linked share’s SEC file number is 000-10030.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$13.09	$7.99	$8.86
September 30, 2002	$9.40	$6.90	$7.25
December 31, 2002	$8.69	$6.68	$7.17
March 31, 2003	$7.69	$6.78	$7.07
June 30, 2003	$9.85	$6.36	$9.56
September 30, 2003	$11.66	$9.26	$10.32
December 31, 2003	$12.50	$9.63	$10.69
March 31, 2004	$14.07	$10.59	$13.53
June 30, 2004	$17.10	$12.75	$16.27
September 30, 2004	$19.64	$14.37	$19.38
December 31, 2004	$34.79	$18.83	$32.20
March 31, 2005	$45.44	$31.30	$41.67
June 30, 2005	$44.44	$33.11	$36.81
September 30, 2005	$54.56	$36.29	$53.61
December 30, 2005	$75.46	$47.87	$71.89
March 31, 2006	$87.05	$57.67	$62.72
June 30, 2006	$73.38	$55.41	$57.12
September 29, 2006	$77.78	$50.35	$77.03
December 29, 2006	$93.15	$72.60	$84.84
March 30, 2007	$97.80	$81.90	$92.91
June 29, 2007	$127.60	$89.60	$122.04
September 30, 2007	$155.00	$111.62	$153.54
December 31, 2007	$202.96	$150.64	$198.08
March 31, 2008	$200.20	$115.44	$143.50
June 25, 2008*	$192.24	$144.54	$177.39

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AAPL

Initial price: $177.39

Protection level: 70.00%

Protection price: $124.17

Physical delivery amount: 5 ($1,000/Initial price)

Fractional shares: 0.637296

Coupon: 12.50% per annum

Maturity: June 29, 2009

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.42

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	12.50%		100.00%
+ 90%	12.50%		90.00%
+ 80%	12.50%		80.00%
+ 70%	12.50%		70.00%
+ 60%	12.50%		60.00%
+ 50%	12.50%		50.00%
+ 40%	12.50%		40.00%
+ 30%	12.50%		30.00%
+ 20%	12.50%		20.00%
+ 10%	12.50%		10.00%
+ 5%	12.50%		5.00%

0%	12.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	12.50%	7.50%	-5.00%
- 10%	12.50%	2.50%	-10.00%
- 20%	12.50%	-7.50%	-20.00%
- 30%	12.50%	-17.50%	-30.00%
- 40%	N/A	-27.50%	-40.00%
- 50%	N/A	-37.50%	-50.00%
- 60%	N/A	-47.50%	-60.00%
- 70%	N/A	-57.50%	-70.00%
- 80%	N/A	-67.50%	-80.00%
- 90%	N/A	-77.50%	-90.00%
- 100%	N/A	-87.50%	-100.00%

American International Group, Inc.

According to publicly available information, American International Group, Inc. (the “Company”) a Delaware corporation, is a holding company which, through its subsidiaries, is engaged in a broad range of insurance and insurance-related activities in the United States and abroad. The Company’s primary activities include both General Insurance and Life Insurance & Retirement Services operations. At December 31, 2007, the Company and its subsidiaries had approximately 116,000 employees. The Company’s Internet address for its corporate website is www.aigcorporate.com.

The linked share’s SEC file number is 001-08787.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$75.54	$61.80	$68.23
September 30, 2002	$68.50	$47.75	$54.70
December 31, 2002	$68.25	$51.89	$57.85
March 31, 2003	$63.50	$42.92	$49.45
June 30, 2003	$60.50	$49.46	$55.18
September 30, 2003	$65.10	$54.20	$57.70
December 31, 2003	$66.35	$56.16	$66.28
March 31, 2004	$75.66	$66.40	$71.35
June 30, 2004	$77.36	$68.73	$71.28
September 30, 2004	$72.98	$66.00	$67.99
December 31, 2004	$68.90	$54.30	$65.67
March 31, 2005	$73.45	$54.30	$55.41
June 30, 2005	$58.90	$50.00	$58.10
September 30, 2005	$63.50	$58.05	$61.96
December 30, 2005	$69.40	$60.94	$68.23
March 31, 2006	$71.04	$64.69	$66.09
June 30, 2006	$66.70	$58.55	$59.05
September 29, 2006	$66.80	$57.52	$66.26
December 29, 2006	$72.97	$65.84	$71.66
March 30, 2007	$72.45	$65.38	$67.22
June 29, 2007	$72.97	$66.15	$70.03
September 30, 2007	$70.68	$60.00	$67.65
December 31, 2007	$70.13	$50.86	$58.30
March 31, 2008	$59.42	$38.50	$43.25
June 25, 2008*	$49.50	$29.58	$29.74

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AIG

Initial price: $29.74

Protection level: 60.00%

Protection price: $17.84

Physical delivery amount: 33 ($1,000/Initial price)

Fractional shares: 0.624748

Coupon: 10.25% per annum

Maturity: June 29, 2009

Dividend yield: 2.69% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.25%		102.69%
+ 90%	10.25%		92.69%
+ 80%	10.25%		82.69%
+ 70%	10.25%		72.69%
+ 60%	10.25%		62.69%
+ 50%	10.25%		52.69%
+ 40%	10.25%		42.69%
+ 30%	10.25%		32.69%
+ 20%	10.25%		22.69%
+ 10%	10.25%		12.69%
+ 5%	10.25%		7.69%

0%	10.25%		2.69%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.25%	5.25%	-2.31%
- 10%	10.25%	0.25%	-7.31%
- 20%	10.25%	-9.75%	-17.31%
- 30%	10.25%	-19.75%	-27.31%
- 40%	10.25%	-29.75%	-37.31%
- 50%	N/A	-39.75%	-47.31%
- 60%	N/A	-49.75%	-57.31%
- 70%	N/A	-59.75%	-67.31%
- 80%	N/A	-69.75%	-77.31%
- 90%	N/A	-79.75%	-87.31%
- 100%	N/A	-89.75%	-97.31%

Bank of America Corporation

According to publicly available information, Bank of America Corporation (“the Company”) is a Delaware corporation, a bank holding company and a financial holding company under the Gramm-Leach-Bliley Act. The Company was incorporated in 1998 as part of the merger of BankAmerica Corporation with NationsBank Corporation. The Company’s principal executive offices are located in the Bank of America Corporate Center, Charlotte, North Carolina 28255.

The Company provides a diversified range of banking and nonbanking financial services and products through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking and Global Wealth and Investment Management. The Company currently operates in 32 states, the District of Columbia and more than 30 different countries. In the United States, it serves more than 59 million consumer and small business relationships with more than 6,100 retail banking offices, more than 18,500 ATMs and more than 24 million active on-line users.

On October 1, 2007, the Corporation completed the acquisition of ABN AMRO North America Holding Company, parent of LaSalle Bank Corporation. On July 1, 2007, the Corporation completed the acquisition of U.S. Trust Corporation.

The linked share’s SEC file number is 001-06523.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$38.55	$33.43	$35.18
September 30, 2002	$36.35	$27.59	$31.90
December 31, 2002	$36.00	$26.98	$34.79
March 31, 2003	$36.25	$32.13	$33.42
June 30, 2003	$40.00	$33.60	$39.52
September 30, 2003	$42.45	$37.29	$39.02
December 31, 2003	$41.38	$36.25	$40.22
March 31, 2004	$41.50	$38.81	$40.49
June 30, 2004	$42.83	$38.52	$42.31
September 30, 2004	$44.99	$41.77	$43.33
December 31, 2004	$47.47	$42.94	$46.99
March 31, 2005	$47.20	$43.43	$44.10
June 30, 2005	$47.42	$43.47	$45.61
September 30, 2005	$46.05	$41.14	$42.10
December 30, 2005	$47.25	$41.38	$46.15
March 31, 2006	$47.20	$42.98	$45.54
June 30, 2006	$50.50	$45.26	$48.10
September 29, 2006	$54.00	$47.59	$53.57
December 29, 2006	$55.08	$51.32	$53.39
March 30, 2007	$54.21	$48.36	$51.02
June 29, 2007	$52.20	$48.55	$48.89
September 30, 2007	$52.77	$46.52	$50.27
December 31, 2007	$52.95	$40.61	$41.26
March 31, 2008	$45.08	$33.25	$37.91
June 25, 2008*	$41.37	$25.55	$26.61

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BAC

Initial price: $26.61

Protection level: 75.00%

Protection price: $19.96

Physical delivery amount: 37 ($1,000/Initial price)

Fractional shares: 0.579857

Coupon: 11.25% per annum

Maturity: June 29, 2009

Dividend yield: 9.62% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.25%		109.62%
+ 90%	11.25%		99.62%
+ 80%	11.25%		89.62%
+ 70%	11.25%		79.62%
+ 60%	11.25%		69.62%
+ 50%	11.25%		59.62%
+ 40%	11.25%		49.62%
+ 30%	11.25%		39.62%
+ 20%	11.25%		29.62%
+ 10%	11.25%		19.62%
+ 5%	11.25%		14.62%

0%	11.25%		9.62%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.25%	6.25%	4.62%
- 10%	11.25%	1.25%	-0.38%
- 20%	11.25%	-8.75%	-10.38%
- 30%	N/A	-18.75%	-20.38%
- 40%	N/A	-28.75%	-30.38%
- 50%	N/A	-38.75%	-40.38%
- 60%	N/A	-48.75%	-50.38%
- 70%	N/A	-58.75%	-60.38%
- 80%	N/A	-68.75%	-70.38%
- 90%	N/A	-78.75%	-80.38%
- 100%	N/A	-88.75%	-90.38%

Barnes & Noble, Inc.

According to publicly available information, Barnes & Noble, Inc. (the “Company”) is a bookseller, operating 798 bookstores and a website. Of the 798 bookstores, 713 operate primarily under the Barnes & Noble Booksellers trade name (31 of which were opened during the 52 weeks ended February 2, 2008 (fiscal 2007)) and 85 operate primarily under the B. Dalton Bookseller trade name. The Company’s principal business is the sale of trade books (generally hardcover and paperback consumer titles, excluding educational textbooks and specialized religious titles), mass market paperbacks (such as mystery, romance, science fiction and other popular fiction), children’s books, bargain books, magazines, gift, music and movies direct to customers. These collectively account for substantially all of the Company’s sales. During fiscal 2007, the Company’s share of the consumer book market was approximately 17.2%.

The linked share’s SEC file number is 001-12302.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$24.82	$18.27	$19.05
September 30, 2002	$19.40	$12.98	$15.25
December 31, 2002	$17.86	$12.09	$13.03
March 31, 2003	$14.42	$11.45	$13.69
June 30, 2003	$17.30	$12.80	$16.62
September 30, 2003	$19.68	$16.31	$18.32
December 31, 2003	$24.49	$18.35	$23.68
March 31, 2004	$26.14	$22.27	$23.50
June 30, 2004	$24.54	$20.04	$24.49
September 30, 2004	$26.85	$23.18	$26.67
December 31, 2004	$32.70	$22.55	$32.27
March 31, 2005	$35.48	$30.45	$34.49
June 30, 2005	$39.70	$33.28	$38.80
September 30, 2005	$42.49	$35.25	$37.70
December 30, 2005	$43.98	$34.09	$42.67
March 31, 2006	$48.41	$40.50	$46.25
June 30, 2006	$46.97	$34.46	$36.50
September 29, 2006	$39.15	$32.33	$37.94
December 29, 2006	$43.47	$37.48	$39.71
March 30, 2007	$43.26	$35.31	$39.45
June 29, 2007	$43.80	$38.19	$38.47
September 30, 2007	$39.60	$30.01	$35.26
December 31, 2007	$39.74	$32.42	$34.45
March 31, 2008	$34.89	$25.01	$30.65
June 25, 2008*	$33.45	$24.81	$25.76

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BKS

Initial price: $25.76

Protection level: 70.00%

Protection price: $18.03

Physical delivery amount: 38 ($1,000/Initial price)

Fractional shares: 0.819876

Coupon: 9.25% per annum

Maturity: June 29, 2009

Dividend yield: 2.72% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		102.72%
+ 90%	9.25%		92.72%
+ 80%	9.25%		82.72%
+ 70%	9.25%		72.72%
+ 60%	9.25%		62.72%
+ 50%	9.25%		52.72%
+ 40%	9.25%		42.72%
+ 30%	9.25%		32.72%
+ 20%	9.25%		22.72%
+ 10%	9.25%		12.72%
+ 5%	9.25%		7.72%

0%	9.25%		2.72%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-2.28%
- 10%	9.25%	-0.75%	-7.28%
- 20%	9.25%	-10.75%	-17.28%
- 30%	9.25%	-20.75%	-27.28%
- 40%	N/A	-30.75%	-37.28%
- 50%	N/A	-40.75%	-47.28%
- 60%	N/A	-50.75%	-57.28%
- 70%	N/A	-60.75%	-67.28%
- 80%	N/A	-70.75%	-77.28%
- 90%	N/A	-80.75%	-87.28%
- 100%	N/A	-90.75%	-97.28%

Bristol-Myers Squibb Company

According to publicly available information, Bristol-Myers Squibb Company (the “Company”) was incorporated under the laws of the State of Delaware in August 1933 under the name Bristol-Myers Company, as successor to a New York business started in 1887. In 1989, Bristol-Myers Company changed its name to Bristol-Myers Squibb Company as a result of a merger. The Company, through its divisions and subsidiaries, is engaged in the discovery, development, licensing, manufacturing, marketing, distribution and sale of pharmaceuticals and other healthcare related products.

The Company has three reportable segments—Pharmaceuticals, Nutritionals and ConvaTec (previously a component of the Other Health Care operating segment). The Pharmaceuticals segment is made up of the global pharmaceutical and international consumer medicines business. The other two segments—Nutritionals and ConvaTec—comprise the Company’s Health Care Group. The Nutritionals segment consists of Mead Johnson Nutritionals (Mead Johnson), primarily an infant formula and children’s nutritionals business. The ConvaTec segment consists of the ostomy, wound and skin care business.

The linked share’s SEC file number is 1-1136.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$40.43	$24.51	$25.70
September 30, 2002	$26.50	$19.50	$23.80
December 31, 2002	$28.25	$20.74	$23.15
March 31, 2003	$26.00	$21.00	$21.13
June 30, 2003	$29.20	$21.30	$27.15
September 30, 2003	$27.67	$25.00	$25.66
December 31, 2003	$28.85	$24.22	$28.60
March 31, 2004	$31.00	$23.72	$24.23
June 30, 2004	$26.42	$23.95	$24.50
September 30, 2004	$24.72	$22.22	$23.67
December 31, 2004	$25.88	$22.85	$25.62
March 31, 2005	$25.67	$23.25	$25.46
June 30, 2005	$26.59	$24.83	$24.98
September 30, 2005	$25.47	$23.80	$24.06
December 30, 2005	$24.17	$20.70	$22.98
March 31, 2006	$25.94	$21.21	$24.61
June 30, 2006	$25.97	$23.76	$25.86
September 29, 2006	$26.14	$20.08	$24.92
December 29, 2006	$26.41	$23.93	$26.32
March 30, 2007	$29.39	$25.74	$27.76
June 29, 2007	$32.25	$27.35	$31.56
September 30, 2007	$32.35	$26.38	$28.82
December 31, 2007	$30.23	$26.52	$26.52
March 31, 2008	$27.36	$20.11	$21.30
June 25, 2008*	$23.49	$19.43	$20.32

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BMY

Initial price: $20.32

Protection level: 80.00%

Protection price: $16.26

Physical delivery amount: 49 ($1,000/Initial price)

Fractional shares: 0.212598

Coupon: 9.60% per annum

Maturity: June 29, 2009

Dividend yield: 5.81% per annum

Coupon amount per monthly: $8.00

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.60%		105.81%
+ 90%	9.60%		95.81%
+ 80%	9.60%		85.81%
+ 70%	9.60%		75.81%
+ 60%	9.60%		65.81%
+ 50%	9.60%		55.81%
+ 40%	9.60%		45.81%
+ 30%	9.60%		35.81%
+ 20%	9.60%		25.81%
+ 10%	9.60%		15.81%
+ 5%	9.60%		10.81%

0%	9.60%		5.81%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.60%	4.60%	0.81%
- 10%	9.60%	-0.40%	-4.19%
- 20%	9.60%	-10.40%	-14.19%
- 30%	N/A	-20.40%	-24.19%
- 40%	N/A	-30.40%	-34.19%
- 50%	N/A	-40.40%	-44.19%
- 60%	N/A	-50.40%	-54.19%
- 70%	N/A	-60.40%	-64.19%
- 80%	N/A	-70.40%	-74.19%
- 90%	N/A	-80.40%	-84.19%
- 100%	N/A	-90.40%	-94.19%

CSX Corporation

According to publicly available information, CSX Corporation (the “Company”) is one of the nation’s leading transportation companies. Based in Jacksonville, Florida, Surface Transportation, which includes the Company’s rail and intermodal businesses, provides rail-based transportation services including traditional rail service and the transport of intermodal containers and trailers.

The Company’s principal operating company, CSX Transportation Inc., provides a crucial link to the transportation supply chain through its approximately 21,000 route mile rail network, which serves every major population center in 23 states east of the Mississippi River, the District of Columbia, and the Canadian provinces of Ontario and Quebec. It serves 70 ocean, river and lake ports along the Atlantic and Gulf Coasts, the Mississippi River, the Great Lakes and the St. Lawrence Seaway. CSXT also serves thousands of production and distribution facilities through track connections to more than 230 short-line and regional railroads.

The linked share’s SEC file number is: 1-8022.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$18.95	$16.21	$17.53
September 30, 2002	$18.39	$12.88	$13.19
December 31, 2002	$15.06	$12.55	$14.16
March 31, 2003	$15.43	$12.75	$14.26
June 30, 2003	$16.58	$14.10	$15.05
September 30, 2003	$16.50	$14.46	$14.63
December 31, 2003	$18.15	$14.54	$17.97
March 31, 2004	$18.13	$14.40	$15.15
June 30, 2004	$16.61	$14.64	$16.39
September 30, 2004	$17.14	$14.98	$16.60
December 31, 2004	$20.23	$16.55	$20.04
March 31, 2005	$21.76	$18.45	$20.83
June 30, 2005	$22.05	$19.01	$21.33
September 30, 2005	$23.45	$21.24	$23.24
December 30, 2005	$25.80	$21.35	$25.39
March 31, 2006	$30.20	$24.29	$29.90
June 30, 2006	$37.33	$30.06	$35.22
September 29, 2006	$35.58	$28.60	$32.83
December 29, 2006	$38.28	$32.51	$34.43
March 30, 2007	$42.53	$33.50	$40.05
June 29, 2007	$47.38	$39.36	$45.08
September 30, 2007	$51.88	$38.09	$42.73
December 31, 2007	$46.49	$40.17	$43.98
March 31, 2008	$58.10	$39.87	$56.07
June 25, 2008*	$70.69	$55.04	$63.23

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CSX

Initial price: $63.23

Protection level: 75.00%

Protection price: $47.42

Physical delivery amount: 15 ($1,000/Initial price)

Fractional shares: 0.815278

Coupon: 11.50% per annum

Maturity: June 29, 2009

Dividend yield: 1.00% per annum

Coupon amount per monthly: $9.58

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	11.50%		101.00%
+ 90%	11.50%		91.00%
+ 80%	11.50%		81.00%
+ 70%	11.50%		71.00%
+ 60%	11.50%		61.00%
+ 50%	11.50%		51.00%
+ 40%	11.50%		41.00%
+ 30%	11.50%		31.00%
+ 20%	11.50%		21.00%
+ 10%	11.50%		11.00%
+ 5%	11.50%		6.00%

0%	11.50%		1.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.50%	6.50%	-4.00%
- 10%	11.50%	1.50%	-9.00%
- 20%	11.50%	-8.50%	-19.00%
- 30%	N/A	-18.50%	-29.00%
- 40%	N/A	-28.50%	-39.00%
- 50%	N/A	-38.50%	-49.00%
- 60%	N/A	-48.50%	-59.00%
- 70%	N/A	-58.50%	-69.00%
- 80%	N/A	-68.50%	-79.00%
- 90%	N/A	-78.50%	-89.00%
- 100%	N/A	-88.50%	-99.00%

The Dow Chemical Company

According to publicly available information, The Dow Chemical Company (the “Company”) was incorporated in 1947 under Delaware law and is the successor to a Michigan corporation, of the same name, organized in 1897. The Company is engaged in the manufacture and sale of chemicals, plastic materials, agricultural and other specialized products and services. The Company is a diversified chemical company that offers a broad range of innovative chemical, plastic and agricultural products and services to customers in approximately 160 countries. In 2006, the Company had annual sales of $53.5 billion and employed approximately 45,900 people worldwide. The Company has 150 manufacturing sites in 35 countries and produces approximately 3,100 products.

The linked share’s SEC file number is 001-03433.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$34.59	$29.71	$34.38
September 30, 2002	$34.73	$24.80	$27.31
December 31, 2002	$32.20	$24.10	$29.70
March 31, 2003	$31.30	$24.83	$27.61
June 30, 2003	$32.95	$27.20	$30.96
September 30, 2003	$35.89	$30.26	$32.54
December 31, 2003	$42.00	$32.56	$41.57
March 31, 2004	$44.21	$37.49	$40.28
June 30, 2004	$42.45	$36.36	$40.70
September 30, 2004	$45.40	$37.95	$45.18
December 31, 2004	$51.34	$41.82	$49.51
March 31, 2005	$56.75	$47.60	$49.85
June 30, 2005	$50.49	$42.95	$44.53
September 30, 2005	$49.36	$40.20	$41.67
December 30, 2005	$47.21	$40.55	$43.82
March 31, 2006	$45.15	$40.26	$40.60
June 30, 2006	$43.10	$37.01	$39.03
September 29, 2006	$39.97	$33.00	$38.98
December 29, 2006	$41.55	$38.13	$39.94
March 30, 2007	$47.26	$39.02	$45.86
June 29, 2007	$47.60	$43.71	$44.22
September 30, 2007	$47.96	$38.89	$43.06
December 31, 2007	$47.39	$39.20	$39.42
March 31, 2008	$40.00	$33.01	$36.85
June 25, 2008*	$42.90	$36.34	$36.77

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DOW

Initial price: $36.77

Protection level: 80.00%

Protection price: $29.42

Physical delivery amount: 27 ($1,000/Initial price)

Fractional shares: 0.196084

Coupon: 8.30% per annum

Maturity: June 29, 2009

Dividend yield: 4.57% per annum

Coupon amount per monthly: $6.92

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	8.30%		104.57%
+ 90%	8.30%		94.57%
+ 80%	8.30%		84.57%
+ 70%	8.30%		74.57%
+ 60%	8.30%		64.57%
+ 50%	8.30%		54.57%
+ 40%	8.30%		44.57%
+ 30%	8.30%		34.57%
+ 20%	8.30%		24.57%
+ 10%	8.30%		14.57%
+ 5%	8.30%		9.57%

0%	8.30%		4.57%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.30%	3.30%	-0.43%
- 10%	8.30%	-1.70%	-5.43%
- 20%	8.30%	-11.70%	-15.43%
- 30%	N/A	-21.70%	-25.43%
- 40%	N/A	-31.70%	-35.43%
- 50%	N/A	-41.70%	-45.43%
- 60%	N/A	-51.70%	-55.43%
- 70%	N/A	-61.70%	-65.43%
- 80%	N/A	-71.70%	-75.43%
- 90%	N/A	-81.70%	-85.43%
- 100%	N/A	-91.70%	-95.43%

General Electric Company

According to publicly available information, General Electric Company (the “Company”) is one of the largest and most diversified technology, media, and financial services corporations in the world. With products and services ranging from aircraft engines, power generation, water processing, and security technology to medical imaging, business and consumer financing, media content and industrial products, the Company serves customers in more than 100 countries and employs more than 300,000 people worldwide.

The Company’s operating segments include Infrastructure, Commercial Finance, GE Money, Healthcare, NBC Universal and Industrial.

The Company’s executive offices are located at 3135 Easton Turnpike, Fairfield, CT 06828-0001.

The linked share’s SEC file number is: 1-35.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$37.80	$27.50	$29.05
September 30, 2002	$32.98	$23.55	$24.65
December 31, 2002	$27.85	$21.41	$24.35
March 31, 2003	$28.00	$21.82	$25.50
June 30, 2003	$31.64	$25.50	$28.68
September 30, 2003	$32.18	$26.90	$29.81
December 31, 2003	$31.30	$27.37	$30.98
March 31, 2004	$34.56	$28.88	$30.52
June 30, 2004	$33.49	$29.55	$32.40
September 30, 2004	$34.53	$31.43	$33.58
December 31, 2004	$37.72	$32.66	$36.50
March 31, 2005	$36.88	$34.97	$36.06
June 30, 2005	$37.34	$34.15	$34.65
September 30, 2005	$35.78	$32.85	$33.67
December 30, 2005	$36.33	$32.67	$35.05
March 31, 2006	$35.55	$32.22	$34.78
June 30, 2006	$35.24	$32.78	$32.96
September 29, 2006	$35.65	$32.06	$35.30
December 29, 2006	$38.49	$34.62	$37.21
March 30, 2007	$38.28	$33.90	$35.36
June 29, 2007	$39.77	$34.55	$38.28
September 30, 2007	$42.07	$36.20	$41.40
December 31, 2007	$42.15	$36.07	$37.07
March 31, 2008	$37.74	$31.65	$37.01
June 25, 2008*	$38.52	$27.21	$27.99

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GE

Initial price: $27.99

Protection level: 85.00%

Protection price: $23.79

Physical delivery amount: 35 ($1,000/Initial price)

Fractional shares: 0.727045

Coupon: 9.50% per annum

Maturity: June 29, 2009

Dividend yield: 4.32% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.50%		104.32%
+ 90%	9.50%		94.32%
+ 80%	9.50%		84.32%
+ 70%	9.50%		74.32%
+ 60%	9.50%		64.32%
+ 50%	9.50%		54.32%
+ 40%	9.50%		44.32%
+ 30%	9.50%		34.32%
+ 20%	9.50%		24.32%
+ 10%	9.50%		14.32%
+ 5%	9.50%		9.32%

0%	9.50%		4.32%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	-0.68%
- 10%	9.50%	-0.50%	-5.68%
- 20%	N/A	-10.50%	-15.68%
- 30%	N/A	-20.50%	-25.68%
- 40%	N/A	-30.50%	-35.68%
- 50%	N/A	-40.50%	-45.68%
- 60%	N/A	-50.50%	-55.68%
- 70%	N/A	-60.50%	-65.68%
- 80%	N/A	-70.50%	-75.68%
- 90%	N/A	-80.50%	-85.68%
- 100%	N/A	-90.50%	-95.68%

The Mosaic Company

According to publicly available information, The Mosaic Company (the “Company”) is a producer and marketer of concentrated phosphate and potash crop nutrients for the global agriculture industry. Through its broad product offering, the Company is a single source supplier of phosphate-, potash- and nitrogen-based crop nutrients and animal feed ingredients. The Company serves customers in approximately 45 countries. The Company has phosphate mining operations in Florida and phosphate production facilities in Florida and Louisiana; potash mines and production facilities in Saskatchewan, Canada, New Mexico and Michigan; strategic equity investments in phosphate and nitrogen production facilities in Brazil and Canada; and other production, blending or distribution operations or equity investments in nearly a dozen countries, including the top four nutrient consuming countries in the world.

The linked share’s SEC file number is 001-32327.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	N.A.	N.A.	N.A.
September 30, 2002	N.A.	N.A.	N.A.
December 31, 2002	N.A.	N.A.	N.A.
March 31, 2003	N.A.	N.A.	N.A.
June 30, 2003	N.A.	N.A.	N.A.
September 30, 2003	N.A.	N.A.	N.A.
December 31, 2003	N.A.	N.A.	N.A.
March 31, 2004	N.A.	N.A.	N.A.
June 30, 2004	N.A.	N.A.	N.A.
September 30, 2004	N.A.	N.A.	N.A.
December 31, 2004	$18.58	$14.80	$16.32
March 31, 2005	$17.42	$14.60	$17.06
June 30, 2005	$17.16	$12.38	$15.56
September 30, 2005	$17.98	$15.11	$16.02
December 30, 2005	$15.62	$12.51	$14.63
March 31, 2006	$17.14	$13.78	$14.35
June 30, 2006	$17.28	$13.31	$15.65
September 29, 2006	$17.12	$14.03	$16.90
December 29, 2006	$23.54	$16.20	$21.36
March 30, 2007	$28.84	$19.49	$26.66
June 29, 2007	$40.96	$26.44	$39.02
September 30, 2007	$54.83	$32.50	$53.52
December 31, 2007	$97.60	$48.72	$94.34
March 31, 2008	$119.78	$71.00	$102.60
June 25, 2008*	$163.22	$95.00	$145.56

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MOS

Initial price: $145.56

Protection level: 60.00%

Protection price: $87.34

Physical delivery amount: 6 ($1,000/Initial price)

Fractional shares: 0.870019

Coupon: 14.00% per annum

Maturity: June 29, 2009

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.67

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	14.00%		100.00%
+ 90%	14.00%		90.00%
+ 80%	14.00%		80.00%
+ 70%	14.00%		70.00%
+ 60%	14.00%		60.00%
+ 50%	14.00%		50.00%
+ 40%	14.00%		40.00%
+ 30%	14.00%		30.00%
+ 20%	14.00%		20.00%
+ 10%	14.00%		10.00%
+ 5%	14.00%		5.00%

0%	14.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	14.00%	9.00%	-5.00%
- 10%	14.00%	4.00%	-10.00%
- 20%	14.00%	-6.00%	-20.00%
- 30%	14.00%	-16.00%	-30.00%
- 40%	14.00%	-26.00%	-40.00%
- 50%	N/A	-36.00%	-50.00%
- 60%	N/A	-46.00%	-60.00%
- 70%	N/A	-56.00%	-70.00%
- 80%	N/A	-66.00%	-80.00%
- 90%	N/A	-76.00%	-90.00%
- 100%	N/A	-86.00%	-100.00%

Merck & Co., Inc.

According to publicly available information, Merck & Co., Inc. (the “Company”) is a global research-driven pharmaceutical company that discovers, develops, manufactures and markets a broad range of innovative products to improve human and animal health. The Company’s operations are principally managed on a products basis and are comprised of two reportable segments: the Pharmaceutical segment and the Vaccines segment. The Pharmaceutical segment includes human health pharmaceutical products marketed either directly or through joint ventures. These products consist of therapeutic and preventive agents, sold by prescription, for the treatment of human disorders. The Company sells these human health pharmaceutical products primarily to drug wholesalers and retailers, hospitals, government agencies and managed health care providers such as health maintenance organizations, pharmacy benefit managers and other institutions. The Vaccines segment includes human health vaccine products marketed either directly or through a joint venture. These products consist of preventative pediatric, adolescent and adult vaccines, primarily administered at physician offices. The Company sells these human health vaccines primarily to physicians, wholesalers, physician distributors and government entities.

The linked share’s SEC file number is: 1-3305.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$55.70	$45.05	$47.93
September 30, 2002	$51.11	$36.49	$43.26
December 31, 2002	$57.24	$41.03	$53.58
March 31, 2003	$57.01	$47.23	$51.85
June 30, 2003	$60.10	$51.20	$57.31
September 30, 2003	$59.33	$49.48	$50.62
December 31, 2003	$51.50	$40.59	$46.20
March 31, 2004	$49.33	$42.85	$44.19
June 30, 2004	$48.78	$44.28	$47.50
September 30, 2004	$47.73	$32.65	$33.00
December 31, 2004	$34.24	$25.60	$32.14
March 31, 2005	$32.61	$27.50	$32.37
June 30, 2005	$35.36	$30.40	$30.80
September 30, 2005	$32.34	$26.97	$27.21
December 30, 2005	$32.51	$25.50	$31.81
March 31, 2006	$36.65	$31.82	$35.23
June 30, 2006	$36.84	$32.75	$36.43
September 29, 2006	$42.50	$35.30	$41.90
December 29, 2006	$46.33	$41.24	$43.60
March 30, 2007	$46.55	$42.35	$44.17
June 29, 2007	$55.14	$44.52	$49.80
September 30, 2007	$53.73	$48.11	$51.69
December 31, 2007	$61.62	$51.44	$58.11
March 31, 2008	$61.18	$36.84	$37.95
June 25, 2008*	$42.24	$34.49	$36.98

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MRK

Initial price: $36.98

Protection level: 80.00%

Protection price: $29.58

Physical delivery amount: 27 ($1,000/Initial price)

Fractional shares: 0.041644

Coupon: 9.00% per annum

Maturity: June 29, 2009

Dividend yield: 4.11% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.00%		104.11%
+ 90%	9.00%		94.11%
+ 80%	9.00%		84.11%
+ 70%	9.00%		74.11%
+ 60%	9.00%		64.11%
+ 50%	9.00%		54.11%
+ 40%	9.00%		44.11%
+ 30%	9.00%		34.11%
+ 20%	9.00%		24.11%
+ 10%	9.00%		14.11%
+ 5%	9.00%		9.11%

0%	9.00%		4.11%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-0.89%
- 10%	9.00%	-1.00%	-5.89%
- 20%	9.00%	-11.00%	-15.89%
- 30%	N/A	-21.00%	-25.89%
- 40%	N/A	-31.00%	-35.89%
- 50%	N/A	-41.00%	-45.89%
- 60%	N/A	-51.00%	-55.89%
- 70%	N/A	-61.00%	-65.89%
- 80%	N/A	-71.00%	-75.89%
- 90%	N/A	-81.00%	-85.89%
- 100%	N/A	-91.00%	-95.89%

Pfizer Inc.

According to publicly available information, Pfizer Inc. (the “Company”) is a research-based, global pharmaceutical company. The Company discovers, develops, manufactures and markets leading prescription medicines for humans and animals.

The Company completed the sale of its Consumer Healthcare business to Johnson & Johnson for $16.6 billion in December 2006. Revenues from its Consumer Healthcare business were $4.0 billion for full-year 2006. In January 2008, the Company completed the acquisition of Coley Pharmaceutical Group, Inc., a company whose area of expertise is immunotherapy with specific emphasis on Toll-like receptor research and development. Also in January 2008, the Company completed the acquisition of CovX Research LLC, a privately-held biotherapeutics company focused on preclinical oncology and metabolic research and a developer of a technology platform.

The Company was incorporated under the laws of the State of Delaware on June 2, 1942. The Company’s website is www.pfizer.com.

The linked share’s SEC file number is 1-3619.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$40.30	$32.75	$35.00
September 30, 2002	$35.23	$25.13	$29.02
December 31, 2002	$34.00	$28.25	$30.57
March 31, 2003	$32.40	$27.90	$31.16
June 30, 2003	$36.90	$30.30	$34.15
September 30, 2003	$34.98	$29.45	$30.38
December 31, 2003	$35.35	$30.32	$35.33
March 31, 2004	$38.87	$33.50	$35.05
June 30, 2004	$37.90	$33.82	$34.28
September 30, 2004	$34.44	$29.59	$30.60
December 31, 2004	$31.49	$23.52	$26.89
March 31, 2005	$27.35	$23.80	$26.27
June 30, 2005	$29.02	$25.80	$27.58
September 30, 2005	$27.82	$24.68	$24.97
December 30, 2005	$25.56	$20.27	$23.32
March 31, 2006	$26.84	$23.61	$24.92
June 30, 2006	$25.72	$22.51	$23.47
September 29, 2006	$28.58	$22.17	$28.36
December 29, 2006	$28.60	$23.52	$25.90
March 30, 2007	$27.41	$24.55	$25.26
June 29, 2007	$27.73	$25.23	$25.57
September 30, 2007	$26.15	$23.14	$24.43
December 31, 2007	$25.71	$22.24	$22.73
March 31, 2008	$24.21	$20.19	$20.93
June 25, 2008*	$21.60	$17.30	$17.88

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PFE

Initial price: $17.88

Protection level: 80.00%

Protection price: $14.30

Physical delivery amount: 55 ($1,000/Initial price)

Fractional shares: 0.928412

Coupon: 8.75% per annum

Maturity: June 29, 2009

Dividend yield: 6.82% per annum

Coupon amount per monthly: $7.29

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	8.75%		106.82%
+ 90%	8.75%		96.82%
+ 80%	8.75%		86.82%
+ 70%	8.75%		76.82%
+ 60%	8.75%		66.82%
+ 50%	8.75%		56.82%
+ 40%	8.75%		46.82%
+ 30%	8.75%		36.82%
+ 20%	8.75%		26.82%
+ 10%	8.75%		16.82%
+ 5%	8.75%		11.82%

0%	8.75%		6.82%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.75%	3.75%	1.82%
- 10%	8.75%	-1.25%	-3.18%
- 20%	8.75%	-11.25%	-13.18%
- 30%	N/A	-21.25%	-23.18%
- 40%	N/A	-31.25%	-33.18%
- 50%	N/A	-41.25%	-43.18%
- 60%	N/A	-51.25%	-53.18%
- 70%	N/A	-61.25%	-63.18%
- 80%	N/A	-71.25%	-73.18%
- 90%	N/A	-81.25%	-83.18%
- 100%	N/A	-91.25%	-93.18%

Potash Corporation of Saskatchewan Inc.

According to publicly available information, Potash Corporation of Saskatchewan Inc. (the “Company”) is an integrated fertilizer and related industrial and feed products company. The Company is the largest producer of potash worldwide by capacity. Its potash is produced from six mines in Saskatchewan and one mine in New Brunswick. Of these mines, the Company own and operate five in Saskatchewan and the one in New Brunswick. The Company produces potash using both conventional and solution mining methods. In conventional operations, shafts are sunk to the ore body and mining machines cut out the ore, which is lifted to the surface for processing. In solution mining, the potash is dissolved in warm brine and pumped to the surface for processing. Approximately 11 grades of potash are produced to suit different preferences of the various markets.

The Company is a corporation organized under the laws of Canada.

The linked share’s SEC file number is 001-10351.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$11.45	$10.13	$11.12
September 30, 2002	$11.08	$8.28	$10.37
December 31, 2002	$11.53	$10.05	$10.60
March 31, 2003	$11.06	$9.16	$10.30
June 30, 2003	$10.91	$9.94	$10.67
September 30, 2003	$12.26	$10.28	$11.76
December 31, 2003	$14.54	$11.75	$14.41
March 31, 2004	$14.92	$12.72	$13.86
June 30, 2004	$16.17	$13.15	$16.15
September 30, 2004	$21.42	$15.26	$21.39
December 31, 2004	$28.00	$20.22	$27.69
March 31, 2005	$30.67	$24.31	$29.17
June 30, 2005	$35.56	$26.50	$31.86
September 30, 2005	$38.38	$30.95	$31.11
December 30, 2005	$31.11	$24.26	$26.74
March 31, 2006	$33.03	$26.21	$29.36
June 30, 2006	$35.46	$26.29	$28.66
September 29, 2006	$35.49	$27.34	$34.73
December 29, 2006	$49.06	$33.83	$47.83
March 30, 2007	$56.35	$44.05	$53.31
June 29, 2007	$80.85	$52.82	$77.97
September 30, 2007	$109.38	$71.50	$105.70
December 31, 2007	$151.80	$97.62	$143.96
March 31, 2008	$166.40	$105.52	$155.21
June 25, 2008*	$241.62	$150.46	$221.58

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: POT

Initial price: $221.58

Protection level: 70.00%

Protection price: $155.11

Physical delivery amount: 4 ($1,000/Initial price)

Fractional shares: 0.513043

Coupon: 15.75% per annum

Maturity: June 29, 2009

Dividend yield: 0.18% per annum

Coupon amount per monthly: $13.13

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	15.75%		100.18%
+ 90%	15.75%		90.18%
+ 80%	15.75%		80.18%
+ 70%	15.75%		70.18%
+ 60%	15.75%		60.18%
+ 50%	15.75%		50.18%
+ 40%	15.75%		40.18%
+ 30%	15.75%		30.18%
+ 20%	15.75%		20.18%
+ 10%	15.75%		10.18%
+ 5%	15.75%		5.18%

0%	15.75%		0.18%

	Protection Price Ever Breached?
	NO	YES
- 5%	15.75%	10.75%	-4.82%
- 10%	15.75%	5.75%	-9.82%
- 20%	15.75%	-4.25%	-19.82%
- 30%	15.75%	-14.25%	-29.82%
- 40%	N/A	-24.25%	-39.82%
- 50%	N/A	-34.25%	-49.82%
- 60%	N/A	-44.25%	-59.82%
- 70%	N/A	-54.25%	-69.82%
- 80%	N/A	-64.25%	-79.82%
- 90%	N/A	-74.25%	-89.82%
- 100%	N/A	-84.25%	-99.82%

Suntech Power Holdings Co., Ltd.

According to publicly available information, Suntech Power Holdings Co., Ltd. (the “Company”) is one of the leading solar energy companies in the world as measured by production output in 2005. Since the Company commenced business commenced business in May 2002, it has grown rapidly to become the world’s fourth largest manufacturer of PV cells in 2006. The Company also provides PV system integration services in China. The Company’s products are used to provide reliable and environmentally friendly electric power for residential, commercial, industrial and public utility applications in various markets worldwide, including a number of European countries such as Germany and Spain, as well as China and the United States. The Company sells its products outside of China primarily through distributors and in China primarily to PV module manufacturers and end users directly.

The linked share’s SEC file number is: 001-32689.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	N.A.	N.A.	N.A.
September 30, 2002	N.A.	N.A.	N.A.
December 31, 2002	N.A.	N.A.	N.A.
March 31, 2003	N.A.	N.A.	N.A.
June 30, 2003	N.A.	N.A.	N.A.
September 30, 2003	N.A.	N.A.	N.A.
December 31, 2003	N.A.	N.A.	N.A.
March 31, 2004	N.A.	N.A.	N.A.
June 30, 2004	N.A.	N.A.	N.A.
September 30, 2004	N.A.	N.A.	N.A.
December 31, 2004	N.A.	N.A.	N.A.
March 31, 2005	N.A.	N.A.	N.A.
June 30, 2005	N.A.	N.A.	N.A.
September 30, 2005	N.A.	N.A.	N.A.
December 30, 2005	$28.20	$19.03	$27.25
March 31, 2006	$45.86	$25.50	$36.99
June 30, 2006	$41.48	$21.50	$28.25
September 29, 2006	$32.70	$21.60	$25.83
December 29, 2006	$34.94	$23.15	$34.01
March 30, 2007	$40.40	$31.62	$34.61
June 29, 2007	$39.58	$31.41	$36.47
September 30, 2007	$44.94	$31.81	$39.90
December 31, 2007	$88.62	$37.52	$82.32
March 31, 2008	$90.00	$28.21	$40.56
June 25, 2008*	$51.62	$37.27	$41.38

*	High, low and closing prices are for the period starting April 1, 2008 and ending June 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: STP

Initial price: $41.38

Protection level: 65.00%

Protection price: $26.90

Physical delivery amount: 24 ($1,000/Initial price)

Fractional shares: 0.166264

Coupon: 20.00% per annum

Maturity: June 29, 2009

Dividend yield: 0.00% per annum

Coupon amount per monthly: $16.67

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	20.00%		100.00%
+ 90%	20.00%		90.00%
+ 80%	20.00%		80.00%
+ 70%	20.00%		70.00%
+ 60%	20.00%		60.00%
+ 50%	20.00%		50.00%
+ 40%	20.00%		40.00%
+ 30%	20.00%		30.00%
+ 20%	20.00%		20.00%
+ 10%	20.00%		10.00%
+ 5%	20.00%		5.00%

0%	20.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	20.00%	15.00%	-5.00%
- 10%	20.00%	10.00%	-10.00%
- 20%	20.00%	0.00%	-20.00%
- 30%	20.00%	-10.00%	-30.00%
- 40%	N/A	-20.00%	-40.00%
- 50%	N/A	-30.00%	-50.00%
- 60%	N/A	-40.00%	-60.00%
- 70%	N/A	-50.00%	-70.00%
- 80%	N/A	-60.00%	-80.00%
- 90%	N/A	-70.00%	-90.00%
- 100%	N/A	-80.00%	-100.00%